EXHIBIT 99.1
PRESS RELEASE

9663 Santa Monica Blvd., #959 Beverly Hills, CA 90210 Tel: (310) 860-2501 Fax: (310) 860-1854 info@fpcapitalgroup.com
First Physicians Capital Group Reports Fiscal 2010 Second Quarter Results
Fiscal 2010 Second Quarter Net Revenue from Services of $9.6 million with Adjusted EBITDA from Operations before Corporate Overhead of $0.7 million. Current Net Revenue Run Rate of $38.4 million.
Friday, May 21, 2010
BEVERLY HILLS, Calif. — May 21, 2010 — First Physicians Capital Group, Inc. (“FPCG” or the “Company”) (OTC BB: FPCG), an operator of healthcare services firms primarily in rural and suburban markets in the U.S., reported results for the Company’s second fiscal quarter ended March 31, 2010. Highlights for the second fiscal quarter were:
•
Achieved Net Revenue from Services of $9.6 million in the second quarter of Fiscal 2010 and $19.9 million in the six month period ended March 31, 2010. This represented a 6% decrease from $10.2 million for the second quarter of Fiscal 2009 and a 5% decrease from $21.0 million for the six month period ended March 31, 2009.

•
Achieved Adjusted EBITDA from Operations before Corporate Overhead of $0.7 million in the second quarter of Fiscal 2010 and $1.7 million in the six month period ended March 31, 2010. This represented a 42% decrease from $1.2 million for the second quarter of Fiscal 2009 and a 53% decrease from $3.6 million for the six month period ended March 31, 2009.

•	Continued reductions in operating expenses and corporate overhead at our Southern Plains Medical Group (SPMG) facilities in Oklahoma as well as at the holding company level.

•	Extended maturities on existing convertible bridge loans issued between February and April 2009 by 18-36 months and reduced interest rates from 16% to 10%.

•
Reduced short-term debt from $4.4 million as of December 31, 2009 to zero and repositioned all of FPCG bank and investor debt as long-term debt, creating opportunities to more efficiently provide working capital for growth.

•
FPCG plans to divest certain non-strategic and non-core operating assets in Fiscal 2010. The financial table provided below presents results excluding the potential divested assets and a reconciliation to Net Revenue from Services and Net Income as reported in FPCG’s Fiscal 2010 Second Quarter 10-Q filing.

Important Notice
It should be noted that EBITDA and Adjusted EBITDA from Operations are financial measures that are not recognized under accounting principles generally accepted in the United States of America (GAAP). Adjusted EBITDA from Operations should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company’s operating performance or liquidity that are derived in accordance with GAAP. In addition, the Company’s calculations of Adjusted EBITDA from Operations may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The Company discloses Adjusted EBITDA from Operations as it is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The Company believes that disclosure of Adjusted EBITDA from Operations is helpful to those reviewing its performance, as Adjusted EBITDA from Operations provides information on the Company’s ability to meet debt service, capital expenditure and working capital requirements and management believes that Adjusted EBITDA from Operations is also a useful indicator of the Company’s operating performance.
To better facilitate comparisons from reporting period to reporting period on the productivity of our healthcare facilities operations, a non-GAAP supplemental chart is provided below. These financials reconcile to our GAAP results contained in our period filings with the SEC. We highlight for our investors and partners the following:
•	Net Revenue from Services

•	Healthcare facilities EBITDA before Bad Debt expense

•	Bad Debt expense

•	Adjusted EBITDA from Operations before Corporate Overhead

•	SPMG Corporate Expense, our overhead expense at the SPMG operating subsidiary headquartered in Oklahoma City, OK

•	FPCG Corporate Expense, our overhead expense at the corporate holding company

	Fiscal Quarter Ended		Six Months Ended		Fiscal Year Ended
	3/31/2010	3/31/2009	3/31/2010	3/31/2009	9/30/2009	9/30/2008

Net Revenue From Services, excluding potential divested assets (Note 1)	$8,656,871	$8,797,797	$18,064,769	$18,326,815	$34,559,323	$25,665,027
Net Revenue From Services from potential divested assets	947,766	1,381,827	1,867,657	2,674,003	4,530,485	3,976,177

Total Net Revenue From Services	$9,604,637	$10,179,624	$19,932,426	$21,000,818	$39,089,808	$29,641,204

Healthcare facilities EBITDA before Bad Debt Expense	$1,558,536	$2,183,903	$4,117,557	$5,465,807	$8,315,761	$6,298,317
Bad Debt expense	(877,321)	(966,303)	(2,383,521)	(1,822,099)	(3,870,996)	(3,286,955)

Adjusted EBITDA from Operations before Corporate Overhead	681,215	1,217,600	1,734,036	3,643,708	4,444,765	3,011,362
SPMG Corporate Expense (operating company)	(968,841)	(1,169,935)	(1,894,342)	(2,637,147)	(4,997,934)	(3,537,860)
FPCG Corporate Expense	(629,701)	(832,113)	(1,419,789)	(1,697,927)	(3,606,948)	(2,245,258)

Adjusted EBITDA from Operations	(917,327)	(784,448)	(1,580,095)	(691,366)	(4,160,117)	(2,771,756)

Non-Cash Charges and Other Items to Reconcile to Net Income
Interest Income and Other	13,069	56,664	13,807	94,132	20,932	306,870
Interest Expense	(494,227)	(417,413)	(1,178,069)	(568,531)	(2,007,058)	(800,435)
Depreciation & Amortization	(321,807)	(241,837)	(612,766)	(449,963)	(992,910)	(627,364)
Amort. of Stock Based Comp	(267,625)	(208,732)	(545,729)	(516,413)	(1,245,252)	(339,190)
Preferred Dividend — BCF	(749)	—	(47,629)	—	(316,877)	(2,877,654)
Restructure (Severance)	—	—	(154,479)	(308,958)	(429,641)	—
Noncontrolling interests	(315,668)	(142,480)	(496,084)	(236,179)	(176,604)	1,367,890
Impairment Expense	—	—	—	—	(208,942)	(308,022)
(Gain) Loss on Sale of Investments	—	(280,614)	—	(280,614)	(280,614)	—
One-time charges	(113,886)	—	(60,000)	—	—	(50,000)
Insurance proceeds	—	—	429,105	—	—	—
Payments to physicians related to purchase agreement	(66,429)	(81,250)	(132,858)	(162,500)	(337,990)	(81,250)
Other closed facility expense	(13,201)	(2,251)	(23,697)	(23,762)	(54,391)	(957,150)

Total Non-Cash Charges and Other Items to Reconcile to Net Income	(1,580,523)	(1,317,913)	(2,808,399)	(2,452,788)	(6,029,347)	(4,366,305)

Net Income (Loss) excluding potential divested assets (Note 1)	(2,497,850)	(2,102,361)	(4,388,494)	(3,144,154)	(10,189,464)	(7,138,061)
Net Income (Loss) from potential divested assets	(195,809)	233,993	(469,392)	358,204	(178,596)	27,165

Net Income (Loss)	$(2,693,659)	$(1,868,368)	$(4,857,886)	$(2,785,950)	$(10,368,060)	$(7,110,896)

Note 1: FPCG plans to divest certain non-strategic and non-core operating assets in Fiscal 2010. The financial table provided above presents results excluding the potential divested assets and a reconciliation to Net Revenue from Services and Net Income as reported in FPCG’s Fiscal 2010 Second Quarter 10-Q filing.

About First Physicians Capital Group, Inc.
First Physicians Capital Group, Inc. provides financial and managerial services to physicians, physician groups, and healthcare delivery centers in rural and suburban markets in the U.S. The Company is building a portfolio of interests in healthcare services operations outside the traditional urban hospital setting. FPCG promotes quality medical care by offering improved access and breadth of services. It unlocks the value of its investments by developing strong, long-term and mutually beneficial relationships with their physicians and the communities they serve. For more information, please visit http://www.firstphysicianscapitalgroup.com.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risks disclosed in the Company’s Forms 10-K and 10-Q filed with the Securities Exchange Commission.